Exhibit 99.2

Chase Bank USA, N.A.

Monthly Certificateholder’s Statement

Chase Credit Card Master Trust

Series 2003-4

Section 5.2 - Supplement				Distribution Date:	1/15/2010
				Period Type:	Revolving

(i)	Monthly Principal Distributed		0.00		0.00

(ii)	Monthly Interest Distributed
	Class A Note Interest Requirement		248,117.26
	Class B Note Interest Requirement		38,594.01
	Net Class C Note Interest Requirement		80,251.62		366,962.89

(iii)	Collections of Principal Receivables				129,197,626.29

(iv)	Collections of Finance Charge Receivables				10,294,570.87

(v)	Aggregate Amount of Principal Receivables				4,259,071,823.44
	Investor Interest				725,000,000.00
	Adjusted Interest				725,000,000.00
	Floating Investor Percentage				17.02%
	Fixed Investor Percentage				17.02%

(vi)	Receivables Delinquent (As % of Total Receivables)
	Current to 29 days				94.73%
	30 to 59 days				1.19%
	60 to 89 days				1.03%
	90 or more days				3.05%

	Total Receivables				100.00%

(vii)	Investor Default Amount				4,882,536.02

(viii)	Investor Charge-Offs				0.00

(ix)	Reimbursed Investor Charge-Offs				0.00

(x)	Net Investor Servicing Fee				302,083.33

(xi)	Portfolio Yield (Net of Defaulted Receivables)				8.64%

(xii)	Reallocated Principal Collections				0.00

(xiii)	Accumulation Shortfall				0.00

(xiv)	Principal Funding Investment Proceeds				0.00

(xv)	Principal Funding Investment Shortfall				0.00

(xvi)	Available Investor Finance Charge Collections				9,690,404.20

(xvii)	Note Rate	Class A	0.47313%
		Class B	0.88313%
		Class C	1.48313%

(xviii)	Spread Account				25,375,000.00

By:	/S/ PATRICIA M. GARVEY
Name:	Patricia M. Garvey
Title:	Vice President